Exhibit 23.2

KPMG LLP Suite 1400 55 Second Street San Francisco, CA 94105
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 5, 2024, with respect to the consolidated financial statements of Reddit, Inc., incorporated herein by reference.
/s/ KPMG LLP
San Francisco, California
March 20, 2024
KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.